TRADESHOWS PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

On December 3, 2007,  TradeShow Products, Inc (“The Company”) entered into an Agreement and Plan of Reorganization (the “Plan of Reorganization”) with Focus Views, Inc. (“Focus Views”), a Delaware corporation and each of the shareholders of Focus Views (the “Focus Views Shareholders”).  The closing of the transaction took place on December 3, 2007 (the “Closing Date”) and resulted in the acquisition of Focus Views (the “Acquisition”).  Pursuant to the terms of the Plan of Reorganization, The Company acquired all of the outstanding capital stock and ownership interests of Focus Views (the “Interests”) from the Focus Views Shareholders for an aggregate of 79,000,000 shares, or 79% of the Company’s common stock.

Under the Share Exchange Agreement, at the Closing on December 3, 2007, the authorized capital stock consists of 980,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.  Immediately prior to Closing, TPI had 45,500,000 shares of common stock issued and outstanding.  Pursuant to the Plan of Reorganization, certain shareholders of TPI agreed to cancel 23,275,000 shares of TPI common stock and TPI agreed to issue an additional 79,000,000 shares of common stock to entities designated by FV-Delaware.  As of December 3, 2007 and immediately after Closing, an aggregate of 101,225,000 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.  Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of the Company.

The unaudited pro forma condensed consolidated statements of income (loss) combine the historical condensed consolidated statements of income (loss) of the Company and Focus Views, giving effect to the share exchange and other related events as if it had occurred on October 1, 2006. The unaudited pro forma condensed consolidated balance sheet combines the historical condensed consolidated balance sheets of the Company and Focus Views, giving effect to the share exchange and other related events as if it had been consummated on September 30, 2007. These unaudited pro forma condensed consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

TRADESHOW PRODUCTS, INC. AND SUBSIDIARY
PRO-FORMA CONSOLIDATING BALANCE SHEETS
SEPTEMBER 30, 2007

ASSETS

	TradeShow Products, Inc.	Focus Views, Inc		Pro Forma Adjustments	Pro Forma Amount
Current assets:
Cash	$738	$22,312			$23,050
Stock subscription receivable	-	9,550			9,550

Total current assets	738	31,862			32,600

Property and equipment, net	-	760			760

	$738	$32,622			$33,360

Current liabilities:
Notes Payable	$-	$32,500			$32,500
Due to affilated companu	-	109,552			109,552
Accrued expenses	1,250	147,500			148,750

Total current liabilities	1,250	289,552			290,802

Stockholders’ deficiency:
Preferred stock:		-
Common stock	45,500	10	(2)	(23,275)	101,225
			(3)	78,990
Additional paid-in capital	29,650	9,990	(1)	(75,662)	(91,737)
			(2)	23,275	-
			(3)	(78,990)
Accumulated deficit	(75,662)	(266,930)	(1)	75,662	(266,930)

Total stockholders’ equity (deficiency)	(512)	(256,930)			(257,442)

	$738	$32,622			$33,360

TRADESHOW PRODUCTS, INC. AND SUBSIDIARY
PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

	TradeShow Products, Inc.	Focus Views, Inc	Pro Forma Adjustments	Pro Forma Amount
Revenues:

Revenue	$-	$-		$-
Operating expenses:
General and administrative expenses	67,582	194		67,776
Rent	-	17,550		17,550
Professional fees		160,150		160,150
Depreciation & Amortization	-	628		628
Total operating expenses	67,582	178,522		246,104

(Loss) income from operations	(67,582)	(178,522)		(246,104)

(Loss) income before provision for income taxes	(67,582)	(178,522)		(246,104)

Provision for income taxes	-	-		-

Net loss	$(67,582)	$(178,522)		$(246,104)

	(1)
Additional Paid in Capital		75,662
Accumulated Deficit			75,662
To record the elimination of Tradeshow Products Accumulated Deficit

	(2)
Common Stock		23,275
Additional paid-in capital			23,275

To Record the retirement of 23,275,000 shares of common stock

	(3)
Additional paid-in capital		78,990
Common stock			78,990

To record issuance of common stock to the shareholders of Focus View, Inc.

TRADESHOW PRODUCTS, INC. AND SUBSIDIARY
PRO-FORMA CONSOLIDATING BALANCE SHEETS
SEPTEMBER 30, 2006

ASSETS

	TradeShow Products, Inc.	Focus Views, Inc		Pro Forma Adjustments	Pro Forma Amount
Current assets:
Cash	$62,070	$6			$62,076
Investments	5,000
Stock subscription receivable	-	9,550			9,550

Total current assets	67,070	9,556			71,626

Property and equipment, net	-	1,387			1,387

	$67,070	$10,943			$73,013

Current liabilities:
Due to affilated companu	$-	$89,351			$89,351

Total current liabilities	-	89,351			89,351

Stockholders’ deficiency:
Preferred stock:		-
Common stock	45,500	10	(2)	(23,275)	101,225
			(3)	78,990
Additional paid-in capital	29,650	9,990	(1)	(8,080)	(24,155)
			(2)	23,275	-
			(3)	(78,990)
Accumulated deficit	(8,080)	(88,408)	(1)	8,080	(88,408)

Total stockholders’ equity (deficiency)	67,070	(78,408)			(11,338)

	$67,070	$10,943			$78,013

TRADESHOW PRODUCTS, INC. AND SUBSIDIARY
PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006

	TradeShow Products, Inc.	Focus Views, Inc	Pro Forma Adjustments	Pro Forma Amount
Revenues:

Revenue	$4,000	$-		$4,000
Operating expenses:
General and administrative expenses	10,330	4,365		14,695
Rent	-	28,550		28,550
Professional fees		1,025		1,025
Depreciation & Amortization	-	696		696
Total operating expenses	10,330	34,636		44,966

(Loss) income from operations	(6,330)	(34,636)		(40,966)

(Loss) income before provision for income taxes	(6,330)	(34,636)		(40,966)

Provision for income taxes	-	-		-

Net loss	$(6,330)	$(34,636)		$(40,966)

Focus Views, Inc are Financials are for the year ended December 31, 2006

	(1)
Additional Paid in Capital		8,080
Accumulated Deficit			8,080
To record the elimination of Tradeshow Products Accumulated Deficit

	(2)
Common Stock		23,275
Additional paid-in capital			23,275

To Record the retirement of 23,275,000 shares of common stock

	(3)
Additional paid-in capital		78,990
Common stock			78,990

To record issuance of common stock to the shareholders of Focus View, Inc.